Exhibit 4.28

              REGISTRATION AND SALE PARTICIPATION RIGHTS AGREEMENT

           THIS AGREEMENT is made as of the 7th day of April, 2005.

BETWEEN:

                  HEMOSOL CORP., a corporation governed by the laws of Ontario

                  (the "Corporation")

                  - and -

                  MDS INC., a corporation governed by the laws of Canada

                  ("MDS")

                  (each a "Party" and collectively, the "Parties")

RECITALS:

A. MDS holds 6,549,897 issued and outstanding common shares in the capital of the Corporation and holds warrants to purchase additional common shares in the capital of the Corporation.

B. The Corporation is the general partner of Hemosol LP, a limited partnership governed by the laws of Ontario (the "Partnership"), and holds a limited partnership interest in Hemosol LP.

C. The Parties, together with the Partnership, have entered into a memorandum of understanding dated March 30, 2005 (the "MOU") pursuant to which MDS has agreed to extend the term of a guarantee in respect of certain indebtedness of the Partnership in return for, among other things, the Corporation (i) issuing to MDS warrants of the Corporation to purchase up to two million, seven hundred and fifty thousand (2,750,000) common shares in the capital of the Corporation at an exercise price equal to the lesser of the "market price" (as defined in Part VI of the Toronto Stock Exchange Corporation Manual) per Common Share at March 30, 2005 and the exercise price of any warrant to be issued by the Corporation as part of the Offering (as defined below), in each case subject to adjustment in accordance with the terms and conditions of the warrants (the "Extension Warrants"), (ii) granting to MDS certain registration and sale participation rights with respect to the sale by MDS of common shares and warrants to purchase common shares in the capital of the Corporation held by MDS, and (iii) agreeing to a debt reduction covenant in respect of the proceeds of future financings and certain other ongoing covenants and obligations (the "Additional Covenants").


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D.        The Parties, together with the Partnership, shall, concurrently with the execution and delivery of this Agreement, enter into a subscription agreement on the date hereof to govern the issue of the Extension Warrants and the Additional Covenants (the "Subscription Agreement").

E. The Parties desire to enter into this Agreement to govern the provision of the registration and sale participation rights referred to in paragraph C above.

           NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the Parties), the Parties hereto agree as follows:

                                    ARTICLE 1
                                 INTERPRETATION

1.1       Definitions

          In this Agreement,

     (a) "1933 Act" means the United States Securities Act of 1933, as amended, or any successor federal statute and the rules and regulations of the SEC thereunder, all as the same are in effect at the time, and includes, unless inconsistent with the context, applicable Canadian Securities Laws.

     (b) "1934 Act" means the United States Securities Exchange Act of 1934, as amended, or any successor federal statute and the rules and regulations of the SEC thereunder, all as the same are in effect at the time.

     (c) "Act" means the Business Corporations Act (Ontario), as amended from time to time, and any statute substituted therefor.

     (d) "Agreement" means this agreement and all schedules, if any, attached to this agreement, in each case as they may be supplemented or amended from time to time, and the expressions "hereof, "herein", "hereto", "hereunder", "hereby" and similar expressions refer to this Agreement, and unless otherwise indicated, references to Articles and sections are to the specified Articles and sections in this Agreement.

     (e) "Board of Directors" means the board of directors of the Corporation as duly elected or appointed from time to time.

     (f)  "Business Day" means any day except a (i) Saturday, (ii) Sunday, and
          (iii) any other day on which commercial banks in Toronto, Ontario are authorized or obligated by law or executive order to close.

     (g) "Canadian Prospectus" means a prospectus (including a preliminary prospectus, a short form prospectus, and a prospectus in either the English or French language) prepared in accordance with applicable Canadian Securities Laws for the purposes of qualifying securities for distribution to the public in any province or territory of Canada.


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     (h)  "Canadian Securities Commission" has the meaning set out in Subsection
          3.1(a).

     (i) "Canadian Securities Laws" means statutes and regulations applicable to the distribution and trading of securities in any province or territory of Canada, including applicable instruments, rules, published policy statements and blanket rulings and orders promulgated by any Canadian Securities Commission.

     (j) "Common Shares" means the common shares in the capital of the Corporation or such other shares or other securities of the Corporation into which such common shares are converted, exchanged, reclassified or otherwise changed from time to time.

     (k) "Convertible Securities" means securities that include the right or option to purchase, convert or exchange for or otherwise acquire Equity Securities.

     (l) "Corporation" means Hemosol Corp., a corporation governed by the laws of Ontario.

     (m) "Debt Reduction Covenant" has the meaning provided in paragraph C of the recitals to this Agreement.

     (n) "Equity Securities" means securities of the Corporation that carry a residual right to participate in the earnings of the Corporation and, upon the liquidation or winding up of the Corporation, in its assets and includes, for greater certainty, Common Shares.

     (o) "Extension Warrants" has the meaning provided in paragraph C of the recitals to this Agreement.

     (p) "includes" and "including" shall each be deemed to be followed by the phrase "without limitation", unless the context indicates otherwise, and the terms "includes" and "including" shall not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it.

     (q)  "MDS" means MDS Inc., a corporation governed by the laws of Canada.

     (r)  "MDS Held Securities" has the meaning provided in Subsection 2.1(a).

     (s) "MOU" has the meaning provided in paragraph C of the recitals to this Agreement.

     (t)  "Notice" has the meaning set out on Subsection 2.1(a).


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
     (u) "Offering" means the offering by the Corporation of 10,945,746 special warrants of the Corporation pursuant to an agency agreement dated March 30, 2005 between the Corporation and Loewen, Ondaatje, McCutcheon Limited and Life Science Group, Inc.

     (v) "Partnership" has the meaning provided in B of the recitals to this Agreement.

     (w) "Parties" means, collectively, the Corporation and MDS and "Party" means either one of them.

     (x) "Person" shall be broadly interpreted and includes any individual, corporation, partnership, joint venture, limited liability company, association or other business entity and any trust, unincorporated organization or government or any agency or political subdivision thereof.

     (y)  "Private Placement" has the meaning provided in Subsection 2.1(a).

     (z)  "Prospectus Offering" has the meaning provided in Subsection 2.1(a).

     (aa) "register," "registered," "registration" or similar expressions refer to a registration effected by preparing and filing a registration statement, and the declaration or ordering of effectiveness of such registration statement, or any similar or analogous process, including appropriate qualification under applicable blue sky or other state securities laws and in addition, unless inconsistent with the context:
          (i) the terms "register", registered" and "registration" and any references to the act of registering include the filing under Canadian Securities Laws of a Canadian Prospectus in respect of a distribution to the public; and (ii) any references to a registration statement having become effective, or similar references, shall include a Canadian Prospectus for which a final receipt has been obtained from the relevant Canadian Securities Commission.

     (bb) "registration statement" means a registration statement or similar document in compliance with the 1933 Act and, as the context requires, a Canadian Prospectus.

     (cc) "SEC" or "Commission" means the United States Securities and Exchange Commission or any other federal agency at the time administering the 1933 Act.

     (dd) "Securities" means Convertible Securities and/or Equity Securities.

     (ee) "Subscription Agreement" has the meaning provided in paragraph D of the recitals to this Agreement.

     (ff) "Underwriter" includes a dealer acting either as underwriter or agent in an offering.


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
     (gg) "underwritten offering" includes an offering of Securities, whether a Prospectus Offering or a Private Placement, in which one or more dealers participate(s) as an Underwriter.

     (hh) "Violation" has the meaning set out in Subsection 4.1(a).

     (ii) Words and expressions used but not defined in this Agreement and which are defined in the Act, have the meaning given by the Act. 1.2 Headings

           The inclusion of headings in this Agreement are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.3      Gender and Number

           In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders. 1.4 Currency

           Except as otherwise expressly provided in this Agreement, all amounts in this Agreement are stated and shall be paid in Canadian currency.

1.5      Invalidity of Provisions

           Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

1.6      Entire Agreement

           This Agreement constitutes the entire agreement between the Parties hereto pertaining to the subject matter hereof. There are no other agreements between the Parties in connection with the subject matter hereof except as specifically set forth or referred to herein.

1.7      Waiver and Amendment

           Except as expressly provided in this Agreement, no waiver of any provision of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided. This Agreement may not be amended except by an instrument in writing signed by all of the Parties.

1.8      Governing Law

           This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and each of the Parties hereby submits to the exclusive jurisdiction of the courts of Ontario.


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                                   ARTICLE 2
              PIGGYBACK REGISTRATION AND SALE PARTICIPATION RIGHTS

2.1      General Provisions

     (a) Notification of Registration. If at any time or from time to time after the Corporation raises net proceeds from any one or more Prospectus Offering(s) and/or Private Placement(s) after the date hereof in excess of US$35 million cumulatively in the aggregate, the Corporation proposes to (a) register any of its Securities for purposes of effecting a public offering of Securities from treasury for cash consideration (but excluding any registration relating solely to any employee stock option plan or any other employee benefit plan or a corporate reorganization where no Securities are being offered to the public) (a "Prospectus Offering"), or (b) issue Securities from treasury for cash consideration (but excluding any exempt distribution of Securities relating solely to any employee stock option plan or any other employee benefit plan or pursuant to the conversion or exchange of previously issued Securities) under one or more exemptions from the prospectus requirements in Canada and/or similar requirements, including registration requirements, elsewhere (a "Private Placement"), the Corporation shall notify MDS in writing (a "Notice"):

          (i) in the case of a Prospectus Offering, at least thirty (30) days prior to filing any registration statement in connection therewith, and shall, on and subject to the terms and conditions of this Article 2, afford MDS an opportunity to include in such registration statement all or any part of the Securities held, directly or indirectly, by MDS at the relevant time (collectively, "MDS Held Securities"); and

          (ii) in the case of a Private Placement, at least thirty (30) days prior to the proposed closing date of any Private Placement, and shall on and subject to the terms and conditions of this Article 2, afford MDS an opportunity to sell as part of such Private Placement, all or any part of the MDS Held Securities.

     The Notice shall include the price or expected offering price per security, the number and type of Securities to be offered, the intended method of distribution (including whether a Prospectus Offering or Private Placement will be an underwritten offering) and the jurisdictions in which the Prospectus Offering or Private Placement is to be made. MDS shall, within ten (10) Business Days after receipt of a Notice, notify the Corporation in writing: (i) if it intends to participate in such Prospectus Offering or Private Placement, as applicable, and (ii) if it intends to so participate, the number of MDS Held Securities that MDS requests to be included in such Prospectus Offering or Private Placement. If MDS fails to so notify the Corporation within the ten (10) Business Day period set out above, it shall be deemed to have declined the opportunity to participate in the Prospectus Offering or Private Placement. If MDS decides not to include all of the MDS Held Securities in any Prospectus Offering or Private Placement, or if, pursuant to this Article 2 MDS is not permitted to include all of the MDS Held Securities in such Prospectus Offering or Private Placement, MDS shall nevertheless continue to have the right to include any MDS Held Securities in any subsequent Prospectus Offering or Private Placement, all upon the terms and conditions set forth herein.


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
     (b) Underwriting. If a Prospectus Offering or a Private Placement under which the Corporation gives Notice is for an underwritten offering, the right of MDS to include some or all of the MDS Held Securities in the Prospectus Offering or the Private Placement pursuant to this
          Section 2.1 shall be conditional upon MDS entering into and performing its obligations under an underwriting or agency agreement with the Underwriter(s) selected for such underwriting by the Corporation, acting reasonably, in customary form and in a form satisfactory to the Corporation and the Underwriter(s), acting reasonably (including a market stand-off agreement of up to 180 days if required by such Underwriter(s)). MDS may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Corporation to and for the benefit of such Underwriters, also be made to and for the benefit of MDS. The Corporation may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, MDS to and for the benefit of such Underwriters shall also be made to and for the benefit of the Corporation; provided that such representations and warranties and such other agreements made to and for the benefit of the Corporation and the Underwriter(s) shall be limited to customary representations, warranties or agreements regarding MDS, title to and liens affecting the securities to be sold by MDS, MDS' intended method of distribution, the disclosure concerning MDS in the registration statement, if any, and any other representation required by law.

     (c)  Limitation on Participation.

          (i) Subject to Subsection 2.1(c)(ii), MDS shall be entitled in respect of any Prospectus Offering or Private Placement to include therein that number of MDS Held Securities having an aggregate offering price of no greater than twenty percent (20%) (or such higher percentage consented to by the Corporation in writing) of the aggregate offering price of all Securities to be issued from treasury and sold by the Corporation in connection with such Prospectus Offering or Private Placement.

          (ii) Notwithstanding any other provision of this Section 2.1, if the managing Underwriter(s) selected for a Prospectus Offering or Private Placement determine(s) in good faith that marketing factors require a limitation on the number of Securities to be qualified under the relevant registration statement or sold in such Private Placement, then the Corporation may exclude all or any of the MDS Held Securities proposed to be sold by MDS as part of such Prospectus Offering or Private Placement; provided that the number of MDS Held Securities to be included by MDS in such Prospectus Offering or Private Placement shall be reduced only by such number as the managing Underwriter(s) determines in good faith.


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
     (d) Withdrawal. Subject to the terms of any agreement with the Underwriters concerning the Prospectus Offering or Private Placement, if MDS disapproves of the terms of such Prospectus Offering or Private Placement, including the price at which Securities are to be offered, MDS may withdraw from such Prospectus Offering or Private Placement without consent of, and without liability to (other than as provided in Article 4), the Corporation, by written notice to the Corporation and the managing Underwriter(s) at least five Business Days prior to the proposed closing date. The MDS Held Securities to be included by MDS so withdrawn shall also be withdrawn from registration, if applicable, and those withdrawn shall continue to be subject to the terms of this Agreement. Subject to the terms of any agreement with the Underwriters concerning the Prospectus Offering or Private Placement, the Corporation may at any time prior to closing, in its sole discretion and without consent of, and without liability to (other than as provided in Section 3.4 and Article 4), MDS, abandon the proposed Prospectus Offering or Private Placement in which MDS has requested to participate.

                                   ARTICLE 3
        OBLIGATIONS OF THE PARTIES ON REGISTRATION OR SALE PARTICIPATION

3.1      Obligations of the Corporation in Prospectus Offering

           Whenever MDS exercises its right to participate in any Prospectus Offering as contemplated by this Agreement, the Corporation shall as expeditiously as reasonably possible:

     (a) Registration Statement. Prepare and file with the SEC or other securities regulatory commission or authority under Canadian Securities Laws (herein a "Canadian Securities Commission"), as determined by the Corporation, a registration statement (in English and French, as applicable) with respect to the Securities to be sold and use all commercially reasonable efforts to cause such registration statement to become effective or to have a receipt issued therefor, provided that (i) MDS shall have first reviewed and approved the contents of the registration statement, and (ii) the Corporation shall not be required to keep any such registration statement effective for more than sixty (60) days or until the distribution described in the registration statement has been completed, whichever occurs first, provided that such period of time shall be extended by a period of time equal to any period during which MDS refrains at the request of the Corporation or an Underwriter from selling any Securities included in such registration.

     (b) Amendments and Supplements. Prepare and file with the SEC and/or the Canadian Securities Commissions, as applicable, such amendments and supplements to such registration statement used in connection with such registration as may be necessary to comply with the provisions of the 1933 Act and/or Canadian Securities Laws, as applicable, with respect to the distribution of all Securities covered by such registration statement for the period described in Subsection 3.1(a).


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
     (c) Prospectuses. Furnish to MDS such number of copies of the registration statement, in conformity with the requirements of the 1933 Act and/or Canadian Securities Laws, as applicable, and such other documents as MDS may reasonably request in order to facilitate the public offering by MDS Held Securities included in such registration.

     (d) Effectiveness. Notify MDS promptly after the Corporation receives notice of the time when such registration statement has become effective or a supplement to any prospectus forming part of such registration statement has been filed.

     (e) Blue Sky. Use all commercially reasonable efforts to register and qualify the Securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions (including all applicable state laws) as required by applicable law, provided that the Corporation shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

     (f) Additional Information. Notify MDS promptly of any request by any securities regulatory authority to the Corporation to amend or supplement the registration statement or to supply additional information.

     (g) Underwriting. In the event of any underwritten Prospectus Offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing Underwriter(s) of such offering.

     (h) Notification. Notify MDS of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and use all commercially reasonable efforts to promptly prepare a supplement or amendment correcting such untrue statement or omission.

     (i) Listing. Cause all Common Shares registered pursuant to this Agreement to be listed on each securities exchange or national market system on which similar securities issued by the Corporation are then listed.

     (j) Transfer Agent. Provide a transfer agent, registrar and CUSIP numbers for all Common Shares registered pursuant to this Agreement, in each case not later than the effective date of registration.

     (k) Due Diligence. Provide MDS with access to all materials reasonably requested by MDS and/or provided to any Underwriter in connection with any registration in order that MDS may conduct complete due diligence with respect to the disclosure in the registration statement and any other applicable offering document and allow MDS to participate fully in the due diligence process in respect of such registration.


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
     (l) Opinion and Comfort Letter. Furnish, at the request of any MDS, on the date that the MDS Held Securities are delivered to the Underwriters for sale, if such Securities are being sold through Underwriters, or, if such Securities are not being sold through Underwriters, on the date that the registration statement with respect to such Securities becomes effective,

          (i) an opinion, dated as of such date, of the securities counsel representing the Corporation for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to MDS, addressed to the Underwriters, if any, and to MDS; and

          (ii) a "comfort" letter dated as of such date, from the auditor of the Corporation, in form and substance as is customarily given by an auditor to underwriters in an underwritten public offering and reasonably satisfactory to MDS, addressed to the Underwriters, if any, and to MDS which complies with applicable securities laws and states that the financial information and other financial data included in the registration statement and any other applicable offering documents comply in all material respects with the applicable accounting requirements of applicable securities laws; and

          (iii) if a Canadian Prospectus is filed in the Province of Quebec, opinions of Quebec Counsel and of the auditors of the Corporation for the purposes of such registration relating to translation into the French language of the applicable registration statement, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to MDS, addressed to the Underwriters and MDS.

     (m) Stop Orders, etc. Use commercially reasonable efforts to prevent the issuance of any stop order, cease trade order or other suspension of effectiveness of a registration statement, and, if such an order or suspension is issued or made, obtain the withdrawal of the order or suspension at the earliest possible moment and provide notice to MDS (and, in the event of an underwritten offering, the managing Underwriters) of the issuance of the order or suspension and how the order or suspension was resolved.

     (n) Confidentiality. Hold in confidence and not make any disclosure of information about MDS unless:

          (i) disclosure of the information is necessary to comply with federal, state or provincial laws, including without limitation as required in a registration statement and by applicable securities laws;


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          (ii) the disclosure of the information is necessary to avoid or correct a misstatement or omission in any registration statement or any amendment or supplement to the registration statement;

          (iii) the release of such information is ordered under a subpoena or other order from a court or governmental body of competent jurisdiction; or

          (iv) the information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement;

     and the Corporation shall, upon learning that disclosure of information about MDS is sought in or by a court or governmental body of competent jurisdiction or through other similar means (except where such disclosure is contemplated to be included in a registration statement or otherwise required to be disclosed by applicable securities laws), give prompt notice to MDS before making the disclosure and allow MDS at the expense of MDS, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the information.

3.2      Obligations of the Corporation on Private Placement

           Whenever MDS exercises its right to participate in any Private Placement as contemplated by this Agreement, the Corporation shall:

     (a) No Prospectus or Other Disclosure Document. Offer, and cause the Underwriters to offer, the Securities in the Private Placement in compliance with all applicable securities laws (including Canadian Securities Laws) and only to such purchasers and in such manner to reasonably ensure that, pursuant to the provisions of such applicable securities laws, no registration statement, offering memorandum or other similar document need be filed or delivered in connection therewith.

     (b) Underwriting. In the event of any underwritten Private Placement, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing Underwriter(s) of such offering.

     (c) Listing. Cause all Common Shares sold pursuant to the Private Placement to be listed on each securities exchange or national market system on which similar securities issued by the Corporation are then listed.

     (d) Transfer Agent. Provide a transfer agent, registrar and CUSIP numbers for all Common Shares sold pursuant to the Private Placement.

     (e) Stop Orders, etc. Use commercially reasonable efforts to prevent the issuance of any stop order, cease trade order, and, if such an order or suspension is issued or made, obtain the withdrawal of the order or suspension at the earliest possible moment and provide notice to MDS (and, in the event of an underwritten offering, the managing Underwriters) of the issuance of the order or suspension and how the order or suspension was resolved.


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     (f)  Confidentiality. Hold in confidence and not make any disclosure of information about MDS unless:

          (i) disclosure of the information is necessary to comply with federal, state or provincial laws;

          (ii) the release of such information is ordered under a subpoena or other order from a court or governmental body of competent jurisdiction; or

          (iii) the information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement;

     and the Corporation shall, upon learning that disclosure of information about MDS is sought in or by a court or governmental body of competent jurisdiction or through other similar means (except where such disclosure is otherwise required to be disclosed by applicable securities laws), give prompt notice to MDS before making the disclosure and allow MDS at the expense of MDS, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the information.

3.3      Obligation of MDS to Furnish Information

           It shall be a condition precedent to the obligations of the Corporation to take any action pursuant to this Agreement with respect to a Prospectus Offering that MDS shall furnish to the Corporation such information regarding MDS, the MDS Held Securities, the intended method of disposition of such Securities and all other information required pursuant to applicable securities laws to be included in the registration statement as shall be required to timely effect the registration of the MDS Held Securities to be offered pursuant to the Prospectus Offering.

3.4      Expenses

           Subject to applicable law, all expenses incurred in connection with a Prospectus Offering or Private Placement pursuant to Article 2 (excluding underwriters', brokers' and dealers' discounts and commissions relating to MDS Held Securities sold by MDS), including, without limitation all United States or Canadian federal, provincial and "blue sky" registration, filing and qualification fees, printers', translators' and accounting fees, and fees and disbursements of counsel for the Corporation and reasonable out-of-pocket fees and expenses for one counsel for MDS shall be borne by the Corporation.

                                   ARTICLE 4
                                 INDEMNIFICATION

4.1      Obligation to Indemnify

           If any MDS Held Securities are included in a Prospectus Offering or a Private Placement under this Agreement:


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
     (a) Indemnity of the Corporation. To the extent permitted by applicable law, the Corporation shall indemnify and hold harmless MDS and its officers and directors, any Underwriter (as determined in the 1933
          Act) for MDS and each Person, if any, who controls MDS or any Underwriter within the meaning of the 1933 Act or the 1934 Act (each an "MDS Indemnified Party"), against any losses, claims, damages, liabilities and expenses, including those incurred to settle any litigation, commenced or threatened (joint or several), to which they may become subject under the 1933 Act, the 1934 Act or other United States laws or Canadian Securities Laws or state law or any other applicable securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or breaches (collectively a "Violation") made by the Corporation:

          (i) in the case of a Prospectus Offering only, any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any amendments or supplements thereto;

          (ii) in the case of a Prospectus Offering only, the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

          (iii) any breach or alleged breach of the 1933 Act, the 1934 Act, any other United States laws or Canadian Securities Laws or any other applicable securities laws or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any United States federal or state securities law or Canadian Securities Laws or other applicable securities laws by the Corporation in connection with the Prospectus Offering or Private Placement, as applicable, and the Corporation shall reimburse MDS and each of its officers, directors, Underwriters and controlling Persons for any reasonable legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Subsection 4.1(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Corporation (which consent shall not be unreasonably withheld or delayed), nor shall the Corporation be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation made by the Corporation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with a registration by MDS.

     (b) Indemnity of MDS. To the extent permitted by applicable law and to the extent that MDS Held Securities are included in a registration statement pursuant to Article 2 of this Agreement, MDS shall indemnify and hold harmless the Corporation, each of its directors, each of its officers, each Person, if any, who controls the Corporation within the meaning of the 1933 Act, any Underwriter, against any losses, claims, damages, liabilities and expenses, including those incurred to settle any litigation, commenced or threatened (joint or several) to which the Corporation or any such director, officer, controlling Person, Underwriter may become subject under the 1933 Act, the 1934 Act or other United States laws or Canadian Securities Laws or any other applicable securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Violation made by MDS to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by MDS expressly for use in connection with such registration statement; and MDS shall reimburse the Corporation or any such director, officer, controlling Person and Underwriter for any reasonable legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Subsection 4.1(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of MDS (which consent shall not be unreasonably withheld or delayed); provided further that, except in the case of fraud or wilful misconduct by MDS, in no event shall any indemnity payable by a MDS under this Subsection 4.1(b) exceed the net proceeds from the offering received or to be received by MDS.

4.2      Notice

           Promptly after receipt by an indemnified party under this Article 4 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Article 4, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party to whom notice has been given, to assume the defence thereof with counsel mutually satisfactory to the indemnifying and the indemnified parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within thirty (30) days of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Article 4 to the extent the indemnifying party is prejudiced as a result thereof.

4.3      Contribution

     (a) In order to provide for a just and equitable contribution in circumstances in which the indemnity provided in this Article 4 would otherwise be available in accordance with its terms but is, for any reason, held to be unavailable to or unenforceable by an indemnified party or enforceable otherwise than in accordance with its terms, the relevant parties shall contribute to the aggregate of all claims, expenses, costs and liabilities and all losses (other than loss of profits) of a nature contemplated in this Article 4 and suffered or incurred by the relevant parties in such proportions as is appropriate to reflect the relative benefits received by the Corporation on the one hand and MDS and the MDS Indemnified Parties on the other hand from the distribution of the Securities comprising the applicable registration as well as the relative fault of the parties and any other equitable considerations determined by a court of competent jurisdiction; provided that MDS and the MDS Indemnified Parties shall not in any event be liable to contribute, in the aggregate, any amounts in excess of the aggregate proceeds actually received by MDS in any registration contemplated by this Agreement. However, no party who has engaged in any fraud or wilful misconduct shall be entitled to claim contribution from any person who has not engaged in such fraud, fraudulent misrepresentation or negligence.

     (b) In the event that MDS is held to be entitled to contribution from the MDS Indemnified Parties under the provisions of any statute or at law, the Corporation shall be limited to contribution in an amount not exceeding the lesser of:

          (i) the portion of the full amount of the loss or liability giving rise to such contribution for which MDS is responsible, as determined above; and

          (ii) the amount of the aggregate proceeds actually received by MDS in any registration contemplated by this Agreement.

     (c) If MDS has reason to believe that a claim for contribution may arise, MDS shall give the Corporation notice thereof in writing, but failure to notify the Corporation shall not relieve the Corporation of any obligation which it may have to MDS under this Article 4. 4.4 Rights in Addition

           The rights of contribution and indemnity provided in this Article 4 shall be in addition to and not in derogation of any other right to contribution and indemnity which MDS may have by statute or otherwise at law.

4.5      Rights Held in Trust

           With respect to this Article 4, the Corporation acknowledges and agrees that MDS is contracting on its own behalf and as agents for the other MDS Indemnified Parties and accordingly the Corporation hereby constitutes MDS as trustee for each person who is entitled to the covenants of the Corporation contained in this Article 4 and is not a party hereto and MDS agrees to accept such trust and to hold in trust for and to enforce such covenants on behalf of such persons.

4.6      Limitation

           Notwithstanding any other provision of this Agreement, in no event shall a Party be liable to another Party under this Article 4 for any consequential, indirect or incidental damages including without limitation, losses, claims, damages or liabilities relating to loss of future profits or loss of future revenue.


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
                                   ARTICLE 5
                                  MISCELLANEOUS

5.1      Assignment

     (a) The rights of MDS herein may be assigned by MDS to a transferee of all or any number of the MDS Held Securities who is an affiliate (as defined in the Canada Business Corporations Act) of MDS, provided that:

          (i) MDS gives written notice to the Corporation at the time of such assignment stating the name and address of the assignee and identifying the Securities of the Corporation as to which the rights in question are being assigned;

          (ii) such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement (and shall sign an acknowledgement agreeing to be bound by the terms and conditions of this Agreement) and applicable requirements of the 1933 Act, applicable state securities requirements and applicable Canadian Securities Laws; and

          (iii) MDS shall retain its rights under this Agreement with respect to any MDS Held Securities which MDS does not transfer.

     (b)  This Agreement may be not be assigned by the Corporation.

5.2      Notice

           All notices, demands, requests, consents and approvals (in this Section 5.2, a "notice") which may or are required to be given or made pursuant to any provisions of this Agreement shall be given or made in writing and shall be (i) served personally or (ii) mailed by pre-paid and registered mail or (iii) sent by facsimile transmission, in each case, to the addresses or fax number, as applicable, set out below or to such other addresses or fax number as any Party may from time to time advise the other Parties by notice in writing.

(a)      if to the Corporation:

                  2585 Meadowpine Blvd.
                  Mississauga, Ontario
                  L5N 8H9

                  Attention:          Lee Hartwell
                  Facsimile No.:      905 286 0021

                  with a copy to:


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
       Davies Ward Phillips & Vineberg LLP (which shall not  constitute notice)

       P.O. Box 63
       Suite 4400
       1 First Canadian Place
       Toronto, Ontario
       M5X 1B1

       Attention:          Arthur Shiff and Peter Hong
       Facsimile No.:      416 863 0871

(b)      if to MDS:

      100 International Boulevard
      Toronto, Ontario
      M9W 6J6

      Attention:          James A.H. Garner
      Facsimile No.:      416 213 4222

      with a copy to:

      Fasken Martineau DuMoulin LLP (which shall not constitute notice)
      Suite 4200
      TD Bank Tower
      Toronto Dominion Centre
      Toronto, Ontario
      M5K 1N6

      Attention:          Richard J. Steinberg
      Facsimile No.:      416 364 7813

           Any notice shall be deemed to have been received when served personally, or, if mailed by pre-paid and registered mail, on the third Business Day after the date of mailing, or, if sent by facsimile transmission, on the first Business Day after confirmed transmission. If a notice is delivered by pre-paid and registered mail, and regular mail service is interrupted by strikes or other irregularities on or before the third Business Day after the mailing thereof, such notice shall be deemed to have been received only if served personally or sent by facsimile transmission.

5.3      Execution

           This Agreement may be executed in as many counterparts as are deemed necessary and, when so executed in counterpart, shall have the same effect as if each Party had joined in executing one and the same document and delivery of a facsimile version of an executed signature page of this Agreement by one Party to the other Parties shall, upon receipt thereof by the other Parties, constitute satisfactory evidence of execution of this Agreement by such Party.


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
5.4      Binding Nature

           This Agreement shall enure to the benefit of and be binding on the Parties and their respective successors and permitted assigns.

5.5      Time of Essence

           Time shall be in every respect of the essence in this Agreement.

5.6      Public Announcements

           None of the Parties shall make any public statement or issue any press release concerning the transactions contemplated by this Agreement expect as may be necessary, in the opinion of counsel to the Party making such disclosure, to comply with the requirements of all applicable law. If any such public statement or release is so required, the Party making such disclosure shall consult with the other Party prior to making such statement or release, and the Parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such statement or release which is satisfactory to both Parties.
5.7 Further Assurances

           The Parties shall do all acts and things, execute all documents and give such further assurances as may be reasonably necessary or advantageous to enforce this Agreement according to its tenor and intent.

     [THE REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY. THE NEXT PAGE IS THE EXECUTION PAGE]



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
           IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the day and year first above written.

HEMOSOL CORP.


Per:       /s/ Jonathan Wolch
          -------------------------------------------------
Name:     Jonathan Wolch
Title:   Assistant Secretary
I have authority to bind the Corporation



MDS INC.


Per:      /s/ Peter Brent
          -------------------------------------------------
Name:      Peter Brent
Title:     Senior Vice-President and General Counsel
I have authority to bind the Corporation








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